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                                                                    Exhibit 10.2

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

         This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT, made and entered into as of this 28th day of September, 1998, by and between CITIZENS FIRST CORPORATION, a Kentucky corporation ("Employer"), and MARY COHRON, an individual ("Cohron").

         For and in consideration of the mutual terms, conditions and benefits to be obtained by the parties to this First Amendment to Employment Agreement, the receipt and sufficiency of which the parties hereby acknowledge, Employer and Cohron agree to amend the Employment Agreement between them dated September 14, 1998 as follows:

         Employer and Cohron hereby revoke Paragraph 2 and Paragraph 14 of the Employment Agreement and replace these paragraphs with the following language:

         2. TERM OF EMPLOYMENT. This Employment Agreement and Cohron's employment hereunder shall commence on and be effective as of August 1, 1998 (the "Commencement Date"), and continue through July 31, 2001, subject to renewal and to termination in accordance with the terms of this Employment Agreement. On August 1, 2001, this Employment Agreement will be automatically renewed for a new three year term, subject to renewal and to termination in accordance with the terms of this Employment Agreement, unless either Employer, by action of its Board of Directors, or Cohron gives written notice to the other party hereto at least 60 days prior to the renewal date that it does not intend to renew this Employment Agreement. Cohron's initial term of employment and any subsequent renewal thereof shall hereinafter be referred to as the "Term." If this


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Employment Agreement is not renewed as specified herein, all of Cohron's rights to compensation and fringe benefits shall terminate at the end of the Term.

         14. TERMINATION OTHERWISE. All provisions of the Employment Agreement to the contrary notwithstanding, Cohron's employment may be terminated, upon delivery to Cohron of 60 days notice of termination, at any time during the Term, with or without cause, if the Employer's Board of Directors, for any reason whatsoever, determines that such employment should be terminated. It is understood that Cohron has no continuing right to employment by Employer, and that Employer may, therefore, terminate Cohron's employment at any time of its choosing, and for any reasons which are satisfactory to it. If notice is delivered pursuant to this Paragraph 14 that Cohron's employment is terminated, then Cohron shall be entitled to receive all compensation and fringe benefits to which she is otherwise entitled (and which would otherwise accrue) under this Employment Agreement during the period of 60 days following delivery of such notice. At the conclusion of such period of 60 days, Cohron's employment in the Position shall be terminated and the only rights to compensation and fringe benefits which Cohron shall thereafter have under this Employment Agreement shall be: (a) the right to receive from Employer, on the next scheduled salary payment date, the value of fringe benefits accruing to Cohron under this Agreement as of the effective date of the termination (subject to the terms and conditions of any plan or agreement pursuant to which such benefits are made available) and (b) the right to receive from Employer the total amount of the salary, at the annual rate then in effect, equal to the number of months of Cohron's service under the Term but in no event



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to exceed twelve (12) months (such total amount being referred to as "Severance
Pay"). For purposes of this Paragraph 14, the Term shall begin anew on each occasion that this Employment Agreement is renewed.

         All other terms and conditions contained in the Employment Agreement remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Employment Agreement as of the day and year first above written.

                                        CITIZENS FIRST CORPORATION

                                        BY: /s/FLOYD H. ELLIS
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/s/ MARY COHRON
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MARY COHRON





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